    Exhibit 12.1 RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                                   NINE MONTHS
                                                                                                                      ENDED
                                                         FISCAL YEAR                                               (DOLLARS IN
                                                    (DOLLARS IN THOUSANDS)                                         THOUSANDS)
              --------------------------------------------------------------------------------------------------  -------------
                            (PREDECESSOR)                     1996           1996         1996                        1996
                         --------------------             (3.5 MONTHS)   (8.5 MONTHS)  (12 MONTHS)      1996      (3.5 MONTHS)
                1992       1993       1994       1995     (PREDECESSOR)  (SUCCESSOR)   (COMBINED)   (PRO FORMA)   (PREDECESSOR)
              ---------  ---------  ---------  ---------  -------------  ------------  -----------  ------------  -------------
Income
  before
  income
  taxes.....  $   3,238  $   8,620  $  12,037  $  21,189    $   8,988     $   12,969    $  21,957    $   21,957     $   8,988
Equity
  income
  (loss)....       (297)        13        529      3,393           82          1,811        1,893         1,893            82
              ---------  ---------  ---------  ---------       ------    ------------  -----------  ------------       ------
Income
  before
  income
  taxes and
  extraordinary
  items.....      2,941      8,633     12,566     24,582        9,070         14,780       23,850        23,850         9,070
Fixed
  charges:
Cash
  interest
  expense...        473        401        401        401          148          9,458        9,606        15,207           148
Dividends on
  preferred
  stock.....        N/A        N/A        N/A        N/A          N/A          5,185        5,185             0           N/A
Amortization
  of bond
  issue
  costs.....         14         21         21         21            6            411          417           417             6
Amortization
  of
  deferred
  debt......          0          0          0          0            0            192          192           192             0
Interest
  expense on
  rental
  expense...        401        194        144        128           41            124          165           165            41
              ---------  ---------  ---------  ---------       ------    ------------  -----------  ------------       ------
Total fixed
  charges...        888        616        566        550          195         15,370       15,565        15,981           195
              ---------  ---------  ---------  ---------       ------    ------------  -----------  ------------       ------
              ---------  ---------  ---------  ---------       ------    ------------  -----------  ------------       ------


                  1996          1996         1997         1997
              (5.5 MONTHS)   (9 MONTHS)   HISTORICAL    PRO FORMA
               (SUCCESSOR)   (COMBINED)   (SUCCESSOR)  (SUCCESSOR)
              -------------  -----------  -----------  -----------
Income
  before
  income
  taxes.....    $   6,428     $  15,416    $  18,638    $  14,810
Equity
  income
  (loss)....        1,166         1,248        2,785        2,785
                   ------    -----------  -----------  -----------
Income
  before
  income
  taxes and
  extraordinary
  items.....        7,594        16,664       21,423       17,595
Fixed
  charges:
Cash
  interest
  expense...        6,315         6,463        9,497       13,153
Dividends on
  preferred
  stock.....        3,286         3,286        4,722            0
Amortization
  of bond
  issue
  costs.....          265           271          424          424
Amortization
  of
  deferred
  debt......          124           124          203          203
Interest
  expense on
  rental
  expense...           80           121          142          142
                   ------    -----------  -----------  -----------
Total fixed
  charges...       10,070        10,265       14,988       13,922
                   ------    -----------  -----------  -----------
                   ------    -----------  -----------  -----------



                                                                                                                   NINE MONTHS
                                                                                                                      ENDED
                                                         FISCAL YEAR                                               (DOLLARS IN
                                                    (DOLLARS IN THOUSANDS)                                         THOUSANDS)
              --------------------------------------------------------------------------------------------------  -------------
                            (PREDECESSOR)                     1996           1996         1996                        1996
                         --------------------             (3.5 MONTHS)   (8.5 MONTHS)  (12 MONTHS)      1996      (3.5 MONTHS)
                1992       1993       1994       1995     (PREDECESSOR)  (SUCCESSOR)   (COMBINED)   (PRO FORMA)   (PREDECESSOR)
              ---------  ---------  ---------  ---------  -------------  ------------  -----------  ------------  -------------
Income
  before
  income
  taxes,
  extraordinary
  items
  and fixed
  charges...      3,829      9,249     13,132     25,132        9,265         30,150       39,415        39,831         9,265
              ---------  ---------  ---------  ---------       ------    ------------  -----------  ------------       ------
              ---------  ---------  ---------  ---------       ------    ------------  -----------  ------------       ------
Ratio of
  earnings
  to fixed
  charges...        4.3       15.0       23.2       45.7         47.5            2.0          2.5           2.5          47.5
              ---------  ---------  ---------  ---------       ------    ------------  -----------  ------------       ------
              ---------  ---------  ---------  ---------       ------    ------------  -----------  ------------       ------


                  1996          1996         1997         1997
              (5.5 MONTHS)   (9 MONTHS)   HISTORICAL    PRO FORMA
               (SUCCESSOR)   (COMBINED)   (SUCCESSOR)  (SUCCESSOR)
              -------------  -----------  -----------  -----------

Income
  before
  income
  taxes,
  extraordinary
  items
  and fixed
  charges...       17,664        26,929       36,411       31,517
                   ------    -----------  -----------  -----------
                   ------    -----------  -----------  -----------
Ratio of
  earnings
  to fixed
  charges...          1.8           2.6          2.4          2.3
                   ------    -----------  -----------  -----------
                   ------    -----------  -----------  -----------
